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                           FORM OF LIZ CLAIBORNE, INC.
                            2000 STOCK INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT
                    KEY ASSOCIATES PERFORMANCE SHARES (KAPS)

                  RESTRICTED STOCK AGREEMENT (the "Agreement"), dated as of ________, 2001 (the "Agreement Date"), between LIZ CLAIBORNE, INC., a Delaware corporation (the "Company"), and ___________, an employee of the Company (the "Grantee").
                  The Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that the objectives of the Company's 2000 Stock Incentive Plan (the "Plan") will be furthered by the grant to the Grantee of _______ issued shares of Common Stock of the Company, par value $1.00 per share, currently held by the Company, subject to the terms, conditions and restrictions set out in this Agreement (the "Restricted Shares"). The Restricted Shares granted hereby have been designated by the Committee as Key Associates Performance Shares (KAPS).
                  Notwithstanding any provision hereof, this Agreement shall become effective only as, when and if the Grantee shall have delivered to the Company an executed version of this Agreement and, if requested by the Company, a stock power or stock powers duly endorsed in blank, which will be returned to the Grantee when all restrictions on the Restricted Shares covered thereby have expired as provided in Section 2.
                  In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee hereby agree as follows:
                  SECTION 1. Issuance of Restricted Shares. As soon as
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practicable after receipt from the Grantee of this executed Agreement, the
Company shall cause to be issued under the


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Plan in the name of the Grantee, either represented by a Restricted Share stock certificate or book entry registration at the Company's transfer agent, that number of shares of Common Stock set forth on the first page of this Agreement as Restricted Shares. Such issuance shall be subject to this Agreement and the restrictions set forth herein and in the Plan. No shares or certificates shall be delivered to the Grantee until the Restricted Shares represented thereby are free of the restrictions set forth in Section 2, as and to the extent provided in this Agreement. Upon the issuance of Restricted Shares (whether through certificates or book-entry registration), the Grantee shall have the rights of a stockholder with respect thereto, subject to the restrictions set forth in this Agreement and the Plan.
                  SECTION 2.  Restrictions.
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                  2.1 Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the date provided for vesting, as set out in Section 2.2 or 2.3. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Grantee in respect of the Restricted Shares as a result of any stock split, stock dividend, combination of shares or other change, or any exchange, reclassification or conversion of securities.
                  2.2 Unless sooner terminated pursuant to the terms hereof or accelerated pursuant to Section 2.3, the restrictions set forth in Section 2.1 shall expire, provided that the Grantee is then an employee of the Company and otherwise complies with the applicable provisions of this Agreement and the Plan, on the date indicated below (a "Regular Vesting Date") with respect to the applicable portion (indicated below) of the Restricted Shares:


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                                                       Portion of the
                                                       full number of
          Regular Vesting Date                 Restricted Shares Then Vesting
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    3rd Anniversary of Agreement Date                        20%

    4th Anniversary of Agreement Date                        40%

    5th Anniversary of Agreement Date                        60%

    6th Anniversary of Agreement Date                       100%

                  2.3 Notwithstanding Section 2.2, the Restricted Shares shall vest and be free of the restrictions set forth in Section 2.1 as follows: (a) all of the remaining Restricted Shares shall vest upon the Grantee's termination of employment with the Company on account of the death, disability (as defined in the Plan) or retirement (as defined in the Plan, but on or after his or her 65th birthday) of Grantee, or (b) all or a portion of the remaining Restricted Shares shall vest upon the publication of the audited financial statements for the Company's 2003 fiscal year (the "Accelerated Vesting Date") in accordance with Appendix A hereto, if, as and to the extent that the requisite combination of the non-financial goals and financial goals set forth in such Appendix A (collectively, the "Goals") shall have been achieved in whole or part. The Grantee's achievement of the non-financial and financial Goals will each be measured separately on a scale of 0 to 50 (for a total score of 0 to 100), as determined by the Committee after consultation with the Company's Chief Executive Officer ("CEO") after the Accelerated Vesting Date. The levels of achievement as against such non-financial and financial Goals will then be aggregated to determine the portion of Grantee's Restricted Shares entitled to accelerated vesting under clause (b) above, in accordance with the provisions set out on Appendix A. The Committee's determination of achievement as against Goals shall be final and binding on Grantee.


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                  2.4 As soon as practical after a Regular or Accelerated
Vesting Date, the Company shall deliver to the Grantee, subject to the provisions of Section 4, a stock certificate representing the Restricted Shares which became vested on such Regular or Accelerated Vesting Date and shall modify the certificate or book-entry registration referenced in Section 1, as applicable, to reflect the number of Restricted Shares that remain subject to restriction after such Regular or Accelerated Vesting Date.
                  2.5 Dividends that become payable on Restricted Shares shall be held by the Company in escrow in accordance with the provisions of this Agreement. In this connection, on each Common Stock dividend payment date while any Restricted Shares remain outstanding and restricted hereunder (each, a "RS Dividend Date"), the Company shall be deemed to have reinvested any cash dividend otherwise then payable on the Restricted Shares in a number of phantom shares of Common Stock (including any fractional share) equal to the quotient of such dividend divided by the Fair Market Value of a share of Common Stock on such RS Dividend Date and to have credited such shares to an unfunded book account in the Grantee's name (the "Dividend Escrow Account"). As of each subsequent RS Dividend Date, the phantom shares then credited to the Dividend Escrow Account shall be deemed to receive a dividend at the then applicable dividend rate, which shall be reinvested in the same manner in such Account in the form of additional phantom shares. If any dividend payable on any RS Dividend Date is paid in the form of Common Stock, then any such stock dividend in respect of the Restricted Shares then subject to restriction shall be treated as additional Restricted Shares under this Agreement, pursuant to Section 2.1 above, with such additional Restricted Shares being subject to the same vesting and other restrictions as the Restricted Shares with respect to which such dividends became payable, and with any fractional share being treated as a cash dividend that is subject to


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the escrow and reinvestment procedures in this Section 2.5. Any other non-cash dividends credited with respect to Restricted Stock shall be subject to the escrow and reinvestment procedures in this Section 2.5, and shall be valued for purposes of this Section 2.5 at the fair market value thereof as of the relevant RS Dividend Date, as determined by the Committee in its sole discretion. At each Regular or Accelerated Vesting Date, the Company shall deliver out of escrow to the Grantee that number of shares of Common Stock equal to the number of phantom shares then credited to the Dividend Escrow Account as the result of the deemed investment and reinvestment in phantom shares of the dividends attributable to the Restricted Shares on which restrictions lapse at such Regular or Accelerated Vesting Date.
                  SECTION 3. Forfeiture. Except as provided in clause (a) of the
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first sentence of Section 2.3, effective upon termination of the Grantee's employment with the Company for any reason, the Company, unless otherwise determined by the Committee in its sole discretion, shall cancel the stock certificate or book-entry registration representing any Restricted Shares on which the restrictions have not expired, and the Dividend Escrow Account shall thereupon be terminated, it being understood and agreed that Grantee shall not be entitled to any payment whatsoever under this Agreement or provisions of the Plan relating to this Agreement in connection with such cancellation and termination.
                  SECTION 4.  Withholding Taxes.
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                  4.1 Whenever a stock certificate representing Restricted
Shares that have vested in accordance with the terms hereof is to be delivered to the Grantee pursuant to Section 2.4, the Company shall be entitled to require as a condition of such delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to the expiration of


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restrictions on the shares represented by such certificate. Instead, upon the request of the Grantee, the Company may withhold from delivery shares having a Fair Market Value on the Regular or Accelerated Vesting Date (whichever is applicable) equal to the amount of tax to be withheld. Fractional share amounts shall be settled in cash.
                  4.2 If the Grantee makes the election permitted under section 83(b) of the Internal Revenue Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to such inclusion in Grantee's income.
                  SECTION 5. Nature of Payments. The grant of the Restricted
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Shares hereunder is in consideration of services to be performed by the Grantee for the Company and constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Grantee.
                  SECTION 6. Plan Provisions to Prevail. This Agreement is
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subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Grantee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or


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this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.
                  SECTION 7.  Miscellaneous.
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                  7.1  Section Headings.  The Section headings contained herein
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are for purposes of convenience only and are not intended to define or limit the contents of the Sections.
                  7.2 Notices. Any notice to be given to the Company hereunder
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shall be in writing and shall be addressed to the Company's Vice President,
Finance, or Vice President of Financial Operations, at One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Grantee by notice as provided in this Section 7.2. Any notice to be given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his signature hereto, or at such other address as he or she may hereafter designate to the Company by notice as provided herein. A notice hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
                  7.3 Successors and Assigns. This Agreement shall be binding
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upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Sections 2 and 3 of this Agreement, the heirs and personal representatives of the Grantee.
                  7.4 Governing Law. This Agreement shall be interpreted,
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construed and administered in accordance with the laws of the State of Delaware as they apply to contracts made, delivered and to be wholly performed in the State of Delaware.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.

                                        LIZ CLAIBORNE, INC.
                                        By:_____________________________________
                                           Paul R. Charron
                                           Chairman of the Board and Chief
                                           Executive Officer



                                        ____________, Grantee


                                        ________________________________________


                                        Address: _______________________________


                                        ________________________________________


                                        Social Security Number: